Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) and Ally Financial Inc. (“Ally”) announced agreements to acquire Ally’s auto finance and financial services operations in Europe and Latin America and its non-controlling 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (formerly known as GMAC-SAIC Automotive Finance Company Limited, “SAIC-GMAC”), which conducts auto finance and financial services business in China (collectively, the “International Operations”).

On April 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its top-level holding companies that comprise substantially all of Ally’s auto finance and financial services business in Europe other than in France and Portugal and in Latin America other than Brazil, pursuant to the Purchase and Sale Agreement entered into on November 21, 2012, as subsequently amended and restated on February 22, 2013 (the “PSA”). The purchase price was approximately $2.4 billion.

On May 14, 2013, GM Financial issued and sold $1.0 billion in aggregate principal amount of 2.75% Senior Notes due 2016 (the “2016 Notes”), $750 million in aggregate principal amount of 3.25% Senior Notes due 2018 (the “2018 Notes”) and $750 million in aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes” and, together with the 2016 Notes and the 2018 Notes, the “Notes”).

On June 3, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired, effective as of June 1, 2013, Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in France and Portugal. The purchase price was approximately $150 million.

On October 1, 2013, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s equity interests in its companies that comprise Ally’s auto finance and financial services business in Brazil (together, with Ally businesses acquired on April 1, 2013, and June 3, 2013, the “Previously Acquired International Operations”), pursuant to the PSA. The purchase price was approximately $700 million.

On January 2, 2015, GM Financial and Ally completed a transaction under which GM Financial acquired Ally’s non-controlling 40% equity interest in SAIC-GMAC pursuant to the Share Transfer Agreement entered into on November 21, 2012, as subsequently amended and restated on August 26, 2014. Also effective on January 2, 2015, GM Financial sold a 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd. (“SAIC FC”), a current shareholder of SAIC-GMAC. The purchase price of the 40% equity interest was approximately $1.0 billion. The sale price of the 5% equity interest was approximately $120 million. The non-controlling 35% equity interest in SAIC-GMAC acquired is referred to in this Unaudited Pro Forma Condensed Combined Financial Information section as the “China International Operations.”

GM Financial is the wholly-owned captive finance subsidiary of General Motors Company (“GM”). Ally has historically provided a majority of the financing for GM’s dealers and a significant portion of the financing for its customers in the U.S. and Canada and other major international markets where it operates including through the operations that are the subject of the transactions described herein. Historically, Ally has been GM’s primary financing partner for incentivized retail financing programs in its major markets. The purchase price was determined based on arm’s length negotiations.

The pro forma financial information set forth herein gives effect to the following events (collectively, the “Transactions”):

1)	The consummation of the Previously Acquired International Operations, which occurred on April 1, 2013, June 1, 2013, and October 1, 2013;

2)	The consummation of the acquisition of the China International Operations, partially funded by a capital contribution from GM of $0.7 billion;

3)	The repayment of certain assumed debt obligations in the amount of $1.4 billion, which occurred in April 2013 and June 2013 subsequent to the closings of certain of the Previously Acquired International Operations that occurred on April 1, 2013 and June 1, 2013; and

4)	The issuance of the Notes.

The unaudited pro forma condensed combined financial information included herein is derived from the historical financial statements of GM Financial and the International Operations and include adjustments which give effect to events that are (i) directly attributable to the Transactions, (ii) expected to have continued impact on GM Financial, (iii) factually supportable, and (iv) not reflected in the historical financial statements as of and for the period ended September 30, 2014. Refer to the section entitled “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined balance sheet includes certain pro forma adjustments to reflect the estimated impact of the consummation of the acquisition of the China International Operations, assuming this acquisition occurred on September 30, 2014. There are no pro forma adjustments related to the acquisitions of the Previously Acquired International Operations and issuance of the Notes, as these transactions were consummated prior to September 30, 2014 and the effects of these transactions are reflected in the historical balance sheet as of September 30, 2014 included within GM Financial’s Form 10-Q for the corresponding period.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2013 and the nine months ended September 30, 2014 includes certain pro forma adjustments to reflect the impact of the consummated acquisitions of the Previously Acquired International Operations, the issuance of the Notes, and the consummation of the acquisition of the China International Operations, assuming these transactions occurred on January 1, 2013, to the extent the impact of the acquisitions of the Previously Acquired International Operations and issuance of the Notes have not been reflected in the historical statement of income for the year ended December 31, 2013 and the nine months ended September 30, 2014 included within GM Financial’s Form 10-K and Form 10-Q for the corresponding periods, respectively.

GM Financial has finalized its purchase price allocation with respect to the Previously Acquired International Operations’ assets acquired and liabilities assumed at their fair values. Adjustments and amounts reflected within the unaudited pro forma condensed combined financial information related to the China International Operations are management’s estimates based on available information. Accordingly, as described in Note 2 below, the unaudited pro forma condensed combined financial statements include preliminary allocations of the purchase price to reflect the estimated fair values of certain assets and liabilities acquired in connection with the consummation of the acquisition of the China International Operations.

The unaudited pro forma condensed combined financial information:

•	do not purport to represent what the consolidated results of operations actually would have been if the Transactions had occurred on January 1, 2013 or what those results will be for any future periods or what the consolidated balance sheet would have been if the Transactions had occurred on September 30, 2014 or what the consolidated balance sheet will be on any future date; and

•	have not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the International Operations. No adjustments, therefore, have been made for actions, such as any of GM Financial’s integration plans related to the International Operations. In connection with the plan to integrate the International Operations, GM Financial anticipates that non-recurring charges, such as costs associated with systems implementation and other costs related to exit or disposal activities, could be incurred. These charges could affect the results of operations of GM Financial in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the acquisition of the International Operations, as they are non-recurring in nature and were not determinable at the time that the unaudited pro forma condensed combined financial statements were prepared.

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

The following preliminary unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the China International Operations and GM Financial on an acquisition accounting basis assuming that the acquisition of the China International Operations was completed on September 30, 2014.

(In millions)	GM Financial	International Operations, Reclassified (Note 4)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$1,517	$—	$(198)	A	$1,316
			(3)	B
Finance receivables, net	31,722	—	—		31,722
Restricted cash	2,060	—	—		2,060
Property and equipment, net	165	—	—		165
Investment in equity method investee	—	603	415	C	898
			(120)	P
Leased vehicles, net	5,796	—	—		5,796
Deferred income taxes	357	—	—		357
Goodwill	1,245	—	—		1,245
Related party receivables	195	—	—		195
Other assets	516	—	—		516

Total assets	$43,573	$603	$94		$44,270

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$22,932	$—	$—		$22,932
Unsecured debt	10,842	—	—		10,842
Accounts payable and accrued expenses	990	—	—		990
Deferred income	317	—	—		317
Deferred income taxes	21	—	—		21
Taxes payable	239	—	—		239
Related party taxes payable	877	—	—		877
Related party payable	603	—	—		603
Other liabilities	194	—	—		194

Total liabilities	37,015	—	—		37,015

Shareholder’s Equity:
Additional paid-in capital	4,798	565	(565)	D	5,498
			700	E
Accumulated other comprehensive (loss) income	(207)	38	(38)	F	(207)
Retained earnings	1,967		(3)	B	1,964

Total shareholder’s equity	6,558	603	94		7,255

Total liabilities and shareholder’s equity	$43,573	$603	$94		$44,270

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2013

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2013.

(In millions)	GM Financial	International Operations, Reclassified (Note 4)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$2,563	$716	$48	G	$3,327
Leased vehicle income	595	1	—		596
Other income	186	96	18	H	300

	3,344	813	66		4,223

Costs and expenses
Salaries and benefits	448	58	—		506
Other operating expenses	322	140	19	I	481

Total operating expenses	770	198	19		987
Leased vehicle expenses	453	1			454
Provision for loan losses	475	71	87	G	633
Interest expense	721	412	14	J	1,160
			(4)	K
			12	L
			5	M
Acquisition and integration expenses	42	—	(42)	N	—

	2,461	682	91		3,234

Income before income taxes	883	131	(25)		989
Income tax provision (benefit)	317	43	(9)	O	351
Equity method investee income, net of taxes	—	118	(15)	P	103

Net income	$566	$206	$(31)		$741

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Nine Months Ended September 30, 2014

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of the International Operations and GM Financial on an acquisition accounting basis assuming that the Transactions were completed on January 1, 2013.

(In millions)	GM Financial	International Operations, Reclassified (Note 4)	Purchase Accounting and Other Adjustments		Pro Forma Combined
Revenue
Finance charge income	$2,595	$—	$(2)	G	$2,593
Leased vehicle income	735	—	—		735
Other income	219	—	(12)	H	207

	3,549	—	(14)		3,535

Costs and expenses
Salaries and benefits	448	—	—		448
Other operating expenses	398	3	(10)	I	391

Total operating expenses	846	3	(10)		839
Leased vehicle expenses	563	—	—		563
Provision for loan losses	408	—	—		408
Interest expense	1,037	—	(2)	K	1,030
			(3)	L
			(2)	M

	2,854	3	(17)		2,840

Income before income taxes	695	(3)	3		695
Income tax provision	217	—	1	O	218
Equity method investee income, net of taxes	—	95	(12)	P	83

Net income	$478	$92	$(10)		$560

See accompanying notes to unaudited pro forma condensed combined financial information

General Motors Financial Company, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

For the Period Ended September 30, 2014

Note 1—Preliminary Purchase Accounting Allocation for the China International Operations

The unaudited pro forma condensed combined financial information for the Transactions includes the unaudited pro forma condensed combined balance sheet as of September 30, 2014, assuming the acquisition of the China International Operations occurred on September 30, 2014 on an acquisition accounting basis. The unaudited condensed combined statement of income for the year ended December 31, 2013 and the nine months ended September 30, 2014 assumes that the Transactions occurred on January 1, 2013 on an acquisition accounting basis.

The acquisition of the China International Operations is being accounted for using the acquisition method of accounting; accordingly, GM Financial’s cost to acquire the China International Operations will be allocated to the assets, including identifiable intangible assets, and liabilities of the China International Operations at their respective estimated fair values at the acquisition date. The table below reflects the preliminary allocation of purchase price to the acquired assets and liabilities based on preliminary estimates.

Preliminary Purchase Price Allocation

Unaudited Condensed Combined Pro Forma Financial Information—as of September 30, 2014

(In millions)	China International Operations
Total Purchase Price for the China International Operations	$1,018

Net Book Value of the China International Operations	603
Preliminary Allocation of Purchase Price
Equity method investment	415

Pre-tax total adjustments	415
Deferred income taxes	—

After-tax total adjustment	$415

Total net purchase price of net assets acquired	1,018

Preliminary goodwill resulting from the acquisition of the China International Operations	$—

The purchase price for the Previously Acquired International Operations was approximately $3.3 billion. The purchase price was allocated to the identifiable assets and liabilities assumed based upon their estimated fair values at the date of the acquisitions. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill in the amount is $138 million.

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information related to the Transactions is included as of September 30, 2014 and for the year and nine month periods ended December 31, 2013 and September 30, 2014, respectively. The acquisition is being accounted for under the purchase method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

The unaudited pro forma condensed combined financial information as of September 30, 2014 and for the year and nine months ended December 31, 2013 and September 30, 2014, respectively includes preliminary estimated adjustments to record the assets and liabilities of the International Operations at their respective estimated values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of the final determination of fair value of the China International Operations.

Certain amounts in the historical consolidated financial statements of the International Operations have been reclassified to conform to GM Financial’s classification; refer to Note 4– Reclassification Adjustments for further information.

The unaudited pro forma condensed combined financial information is presented in accordance with the Securities Exchange Act of 1934, as amended, for illustrative purposes only and does not indicate the results of operations or the combined financial position that would have resulted had the Transactions been completed at the beginning for the applicable period presented, nor the impact of possible business model changes as a result of current market conditions which would impact revenues, performance of finance receivables, expense efficiencies, asset dispositions, and other factors.

Additionally, the unaudited pro forma condensed combined financial information is not indicative of the results of operations in future periods or the future financial position of the combined businesses.

Note 3—Purchase Accounting and Acquisition Adjustment Descriptions

(A)	Adjustments to reflect the estimated cash payment of $1.0 billion to acquire the China International Operations as of September 30, 2014, cash received from SAIC FC for the 5% equity interest in the China International Operations, as well as an adjustment to record a $0.7 billion capital contribution from GM.

(Dollars in millions)	Amount
Amount paid to Ally for the China International Operations at closing	$1,018
Less: Capital contribution from GM	(700)

Less: Amount to be received from SAIC FC for the sale of 5% interest in the China International Operations	(120)

Net decrease to cash and cash equivalents	$198

(B)	Adjustment to reflect the payment of incremental transaction costs expected to be incurred in connection with the acquisition of the International Operations.

(C)	Adjustment totaling approximately $415 million to record the non-controlling equity investment in SAIC-GMAC at its acquired value as of September 30, 2014. This adjustment does not affect the income earned in connection with the equity interest for the nine months ended September 30, 2014 or the year ended December 31, 2013.

(D)	Adjustment to eliminate the China International Operations’ historical net parent investment.

(E)	Adjustment to record a $0.7 billion capital contribution from GM Financial’s parent, GM. This contribution was used to fund the acquisition of the China International Operations. The adjustment does not affect the income statement for the year ended December 31, 2013 or the nine months ended September 30, 2014.

(F)	Adjustment to eliminate the carrying value of the China International Operations’ accumulated other comprehensive income.

(G)	Adjustments to increase finance charge income of $48 million for the year ended December 31, 2013 and to decrease finance charge income of $2 million for the nine months ended September 30, 2014 related to the Previously Acquired International Operations. These adjustments are based on the effective interest rate amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial. In addition, these adjustments increase provision expense by $87 million for the year ended December 31, 2013 to reflect loss recognition associated with the acquired finance receivables with no evidence of credit deterioration at acquisition.

(H)	Adjustments to reflect an increase to other income of $18 million for the year ended December 31, 2013 and a decrease to other income of $12 million for the nine months ended September 30, 2014 with the total amount due to the write-off at acquisition of deferred commissions for a specific product offering within the Previously Acquired International Operations. These adjustments are based on a straight-line amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(I)	Adjustments to reflect an increase to operating expenses of $19 million for the year ended December 31, 2013 and a decrease to operating expenses of $10 million for the nine months ended September 30, 2014 due to amortization associated with dealer networks and business licenses of the Previously Acquired International Operations, which have estimated useful lives of between one and five years. These adjustments give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(J)	Adjustments to reflect a net increase to interest expense of $14 million for the year ended December 31, 2013. These adjustments reflect the interest expense impact of the issuance of the Notes and the repayment of certain debt obligations assumed in connection with the acquisition of the International Operations and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial. Refer to detail below:

(Dollars in millions)	Balance	Interest Rate	December 31, 2013
Instrument
Assumed Indebtedness—April and June Repayments	$(1,416)	5.00%	$(19)
Senior Notes	2,500	3.35%	31
Amortization of issuance costs—Senior Notes	25	n/a	2

Interest Expense Adjustment			$14

(K)	Adjustments to reflect decreases to interest expense of $4 million for the year ended December 31, 2013, and $2 million for the nine months ended September 30, 2014 due to the Previously Acquired International Operations unamortized debt issuance costs at acquisition. These adjustments are based on the effective interest rate amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(L)	Adjustments to reflect an increase to interest expense of $12 million for the year ended December 31, 2013 and a decrease to interest expense of $3 million for the nine months ended September 30, 2014 due to the Previously Acquired International Operations fair value adjustment for secured debt held at acquisition. These adjustments are based on the effective interest rate amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(M)	Adjustments to reflect an increase to interest expense of $5 million for the year ended December 31, 2013 and a decrease to interest expense of $2 million for the nine months ended September 30, 2014 due to the Previously Acquired International Operations fair value adjustment for unsecured debt held at acquisition. These adjustments are based on the effective interest rate amortization method and give effect to the income statement to the extent these effects are not recorded in the historical financial statements of GM Financial.

(N)	Adjustments to eliminate nonrecurring costs directly relating to the Transactions included in the historical income statements of GM Financial.

(O)	Adjustments to record estimated incremental income tax provision utilizing GM Financial’s statutory rate of 35%, recognized as a result of purchase accounting adjustments.

(P)	Adjustments to record a sale of 5% equity interest in SAIC-GMAC to SAIC FC for a purchase price of RMB 737 million (approximately $120 million), subject to certain post-closing adjustments. Adjustments to the Condensed Combined Statement of Income reflect the sale of this 5% for the entire applicable period.

Note 4—Reclassification Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet: International Operations Reporting Reclassification Adjustments

As of September 30, 2014

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Assets
Cash and cash equivalents	$1,517	$—	$—		$—
Finance receivables, net	31,722	—	—		—
Restricted cash	2,060	—	—		—
Property and equipment, net	165	—	—		—
Investment in equity method investee		603	—		603
Leased vehicles, net	5,796	—	—		—
Deferred income taxes	357	—	—		—
Goodwill	1,245	—	—		—
Related party receivables	195	—	—		—
Other assets	516	—	—		—

Total assets	$43,573	$603	$—		$603

Liabilities and Shareholder’s Equity
Liabilities:
Secured debt	$22,932	$—	$—		$—
Unsecured debt	10,842	—	—		—
Accounts payable and accrued expenses	990	—	—		—
Deferred income	317	—	—		—
Deferred income taxes	21	—	—		—
Taxes payable	239	—	—		—
Related party taxes payable	877	—	—		—
Related party payables	603	—	—		—
Other liabilities	194	—	—		—

Total liabilities	37,015	—	—		—

Shareholder’s equity
Parent’s net investment	—	565	(565	)(1)	—
Additional paid-in capital	4,798	—	565	(1)	565
Accumulated other comprehensive (loss) income	(207)	38	—		38
Retained earnings	1,967	—	—		—

Total shareholder’s equity	6,558	603	—		603

Total liabilities and shareholder’s equity	$43,573	$603	$—		$603

Balance Sheet—International Operations Reclassification Adjustment Descriptions:

The following reclassification has been made to the International Operations financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations parent’s net investment category to additional paid-in capital.

Unaudited Pro Forma Condensed Combined Income Statement: International Operations Reporting Reclassification Adjustments

For the Year Ended December 31, 2013

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$2,563	$715	$5	(1)	$716
			(4	)(4)	—
Leased vehicle income	595	—	1	(1)	1
Other income	186	73	2	(1)	96
			21	(2)
Other financing revenue and interest income	—	29	(29	)(1 & 2)	—
Interest expense on short-term borrowings	—	(52)	52	(3)	—
Interest expense on long-term borrowings	—	(360)	360	(3)	—
Depreciation expense on operating lease assets	—	(7)	7	(4)	—
Income in equity method investee	—	118	(118	)(5)	—

	3,344	516	297		813

Costs and expenses
Salaries and benefits	448	58	—		58
Operating expenses	322	138	2	(4)	140

Total operating expenses	770	196	2		198
Leased vehicle expenses	453	—	1	(4)	1
Provision for loan losses	475	71	—		71
Interest expense	721	—	412	(3)	412
Acquisition and integration expenses	42	—	—		—

	2,461	267	415		682

Income before income taxes	883	249	(118)		131
Income tax provision	317	43	—		43
Equity method investee income	—	—	118	(5)	118

Net income	$566	$206	$—		$206

For the Nine Months Ended September 30, 2014

(In millions)	GM Financial	International Operations	Reporting Reclassification Adjustments		International Operations Reclassified
Revenue
Finance charge income	$2,595	$—	$—		$—
Leased vehicle income	735	—	—		—
Other income	219	—	—		—
Other financing revenue and interest income	—	—	—		—
Interest expense on short-term borrowings	—	—	—		—
Interest expense on long-term borrowings	—	—	—		—
Depreciation expense on operating lease assets	—	—	—		—
Income in equity method investee	—	95	(95	)(5)	—

	3,549	95	(95)		—

Costs and expenses
Salaries and benefits	448	—	—		—
Operating expenses	398	3	—		3

Total operating expenses	846	3	—		3
Leased vehicle expenses	563	—	—		—
Provision for loan losses	408	—	—		—
Interest expense	1,037	—	—		—

	2,854	3	—		3

Income before income taxes	695	92	(95)		(3)
Income tax provision	217	—	—		—
Equity method investee income	—	—	95	(5)	95

Net income	$478	$92	$—		$92

Income Statement—International Operations Reclassification Adjustment Descriptions:

The following reclassifications have been made to the International Operations’ financial statements in order to conform to the GM Financial presentation:

(1)	Adjustments to reclassify International Operations operating leases revenue to finance charge income, leased vehicle income, and other income.

(2)	Adjustments to reclassify International Operations income on interest-bearing cash to other income.

(3)	Adjustments to reclassify International Operations interest expense on short-term and long-term borrowings to interest expense.

(4)	Adjustments to reclassify International Operations depreciation expense on operating lease assets to finance charge income, leased vehicle expense and operating expense.

(5)	Adjustments to reclassify International Operations equity method investee income, net of tax.